SCHEDULE 14A
                              (RULE 14A-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

          Filed by the Registrant    [X]

          Filed by a Party other than the Registrant    [ ]

          Check the appropriate box:

          [ ]  Preliminary Proxy Statement

          [X]  Definitive Proxy Statement

          [ ]  Definitive Additional Materials

          [ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule
               14a-12

          [ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

                     THE COLONEL'S INTERNATIONAL, INC.
___________________________________________________________________________
             (Name of Registrant as Specified in Its Charter)


___________________________________________________________________________
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2),
     or Item 22(a)(2) of Schedule 14A.

 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     _____________________________________________________________________
     (2)  Aggregate number of securities to which transaction applies:
     _____________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     _____________________________________________________________________
     (4)  Proposed maximum aggregate value of transaction:
     _____________________________________________________________________
     (5)  Total fee paid:
     _____________________________________________________________________

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
     _____________________________________________________________________
     (2)  Form, Schedule or Registration Statement No.:
     _____________________________________________________________________
     (3)  Filing party:
     _____________________________________________________________________
     (4)  Date filed:
     _____________________________________________________________________































                     THE COLONEL'S INTERNATIONAL, INC.

                           620 SOUTH PLATT ROAD
                           MILAN, MICHIGAN 48160


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

___________________________________________________________________________

     The annual meeting of shareholders of The Colonel's International, Inc. will be held at the Company's offices at 620 South Platt Road, Milan, Michigan 48160, on Tuesday, June 11, 1996, at 10:00 a.m. local time, for the following purposes:

     1.   To elect two Directors to the Board of Directors.

     2. To confirm the appointment of Deloitte & Touche LLP as the independent auditors of The Colonel's International, Inc.

     3. To transact any other business that may properly come before the meeting.

     Shareholders of record at the close of business on May 9, 1996, are entitled to notice of and to vote at the meeting and any adjournment of the meeting. The following Proxy Statement and enclosed form of proxy are being furnished to holders of the Company's Common Stock on and after May 17, 1996.


                              By Order of the Board of Directors,


                              /S/ JEFFREY A. CHIMOVITZ
                              Jeffrey A. Chimovitz
                              Vice President, Secretary and General Counsel


May 17, 1996


          It is important that your shares be represented at the meeting. Even if you expect to attend the meeting,

             PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.







                     THE COLONEL'S INTERNATIONAL, INC.
                           620 SOUTH PLATT ROAD
                           MILAN, MICHIGAN 48160

                      ANNUAL MEETING OF SHAREHOLDERS

                               JUNE 11, 1996


                              PROXY STATEMENT

     This proxy statement and the enclosed proxy are being furnished to the holders of Common Stock, $0.01 par value, of The Colonel's International, Inc. (the "Company") on and after May 17, 1996, in connection with the solicitation by the Company's Board of Directors for use at the annual meeting of shareholders to be held on June 11, 1996, and at any adjournment of that meeting. The annual meeting will be held at the Company's offices at 620 South Platt Road, Milan, Michigan 48160, at 10:00 a.m. local time.

     The purpose of the annual meeting is to consider and vote upon: (i) the election of two Directors to the Board of Directors; and (ii) the confirmation of the appointment of Deloitte & Touche LLP as the independent auditors of the Company. If a proxy in the form distributed by the Company is properly executed and returned to the Company, the shares represented by that proxy will be voted at the annual meeting of shareholders and at any adjournment of that meeting. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees of the Board of Directors named in this Proxy Statement and for the confirmation of Deloitte & Touche LLP as the independent auditors of the Company. The Company's management does not know of any other matter to be presented at the annual meeting. If other matters are presented, all shares represented by the proxy will be voted in accordance with the judgment of the persons named as proxies with respect to those other matters.

     A proxy may be revoked at any time prior to its exercise by written notice delivered to the Secretary of the Company. A proxy may also be revoked by attending and voting at the annual meeting.

     Solicitation of proxies will be made initially by mail. Directors, officers and employees of the Company may also solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by nominees and other fiduciaries who may mail material to or otherwise communicate with the beneficial owners of shares held by them. All expenses of solicitation of proxies will be paid by the Company.





                        1
                           ELECTION OF DIRECTORS

     The Board of Directors has nominated the following two persons for reelection to the Company's Board of Directors for terms expiring at the annual meeting to be held in 1999:

                                 NOMINEES

                             Lisa K. Alexander
                              Richard L. Roe

     Four other Directors are serving terms that will expire in 1997 and 1998. It is the intent of the persons named in the accompanying proxy to vote for the election of the two nominees listed above. The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

     A plurality of the shares represented in person or by proxy and voting at the meeting is required to elect Directors. For the purpose of counting votes on the election of Directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

     The shares represented by proxies received from the Company's shareholders will be voted FOR election of the Board's nominees for Directors unless instructions to withhold a vote for any nominee are specified in the proxy. The Company has been informed by the holders of 97.5% of the shares entitled to vote that they intend to vote in favor of the Board's nominees.

                   YOUR BOARD OF DIRECTORS RECOMMENDS A
              VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS


                             VOTING SECURITIES

     Holders of record of Common Stock, at the close of business on May 9, 1996, will be entitled to notice of and to vote at the annual meeting and any adjournment of the meeting. As of May 9, 1996, there were 24,177,830 shares of Common Stock outstanding, each having one vote on each matter presented for shareholder action. Shares cannot be voted unless the shareholder is present at the meeting or represented by proxy.


                        2
                         OWNERSHIP OF COMMON STOCK

     The following table contains information with respect to ownership of Common Stock by all Directors, all nominees for election as Directors, executive officers, all Directors and executive officers as a group, and by each person known to the Company to own beneficially more than 5 percent of the Company's outstanding common stock. The content of this table is based upon information supplied by the Company's officers, Directors and nominees for election as Directors, and represents the Company's understanding of circumstances in existence as of May 2, 1996.

                                                                          PERCENT
       BENEFICIAL                                                            OF
       OWNER<F1>                 OWNED        OPTIONS        TOTAL         CLASS
Donald J. Williamson<F2>       23,567,080        0         23,567,080       97.5%
Patsy L. Williamson<F2>        23,567,080        0         23,567,080       97.5%
Richard L. Roe                      2,195        0              2,195       0.01%
Gary Moore                              0        0                  0       0.00%
Ted M. Gans                             0      500<F3>            500      0.002%
J. Daniel Frisina                       0      500<F3>            500      0.002%
Lisa K. Alexander                       0        0                  0       0.00%
Jeffrey A. Chimovitz                    0        0                  0       0.00%
Richard Schoenfeldt                     0        0                  0       0.00%

________________________________________________________________

<F1> Except as otherwise disclosed, shares owned represent shares for which the beneficial owner has sole voting and investment power.

<F2> In the mergers by which Brainerd International, Inc. merged with and into the Company and The Colonel's, Inc. ("The Colonel's") became a wholly owned subsidiary of the Company, a total of 23,500,000 shares of common stock in the Company were issued to Donald J. Williamson and his wife Patsy L. Williamson proportionate to their ownership of shares of common stock of The Colonel's. Because they are married, each is deemed to be the beneficial owner of all of the stock owned by both of them.

<F3> Automatic grant effective March 1, 1996 to non-employee Directors under the Company's 1995 Long-Term Incentive Plan.







                        3
                         RECENT CHANGE IN CONTROL

     Effective December 31, 1995, Brainerd International, Inc., a Minnesota corporation ("Brainerd"), merged with and into the Company, with the Company being the surviving corporation (the "Merger"). Pursuant to the Merger, shares of Brained common stock were converted into the same number of shares of common stock in the Company. Prior to the Merger, Brainerd common stock was listed on the Nasdaq SmallCap Market. After the Merger, the Brainerd common stock was delisted and the Common Stock of the Company was listed on the Nasdaq SmallCap Market (symbol: COLO).

     Also effective December 31, 1995, Brainerd Merger Corporation, a wholly owned subsidiary of Brainerd, merged with and into The Colonel's, Inc. ("The Colonel's"). The Colonel's was the surviving corporation in this merger. In consideration of this merger, the Company issued 23,500,000 shares to the shareholders of The Colonel's. In addition, Brainerd transferred all of its operating assets to a newly formed subsidiary, Brainerd International Raceway, Inc. ("Brainerd International Raceway").

     The end result of these transactions is that the Company now has two wholly owned subsidiaries: The Colonel's and Brainerd International Raceway. As set forth in the table above, Donald J. Williamson and Patsy
L. Williamson own a total of 97.5% of the Company's outstanding Common Stock. Mr. and Mrs. Williamson are deemed to "control" the Company.


                            BOARD OF DIRECTORS

     The Company's Board of Directors currently consists of six members, two of which are standing for reelection. The members of the Company's Board of Directors are: Donald J. Williamson, J. Daniel Frisina, Ted M. Gans, Gary Moore, Lisa K. Alexander, and Richard L. Roe.

              NOMINEES FOR ELECTION TO TERMS EXPIRING IN 1999

     LISA K. ALEXANDER (35). Ms. Alexander is a Director and Treasurer of the Company. She is also the Secretary and Treasurer of American Personnel, Inc. She has served as Vice President of Sales and Secretary of The Colonel's since 1989. Her term as a Director of the Company expires at the annual meeting. Ms. Alexander is currently standing for reelection to the Board of Directors. She is the step-daughter of Donald J. Williamson.

     RICHARD L. ROE (58). Mr. Roe is a Director of the Company as well as a Director of Brainerd International Raceway. Mr. Roe also serves as General Manager of the Brainerd International Raceway. Mr. Roe served as Vice President of Brainerd, the Company's predecessor (1988-1995), Secretary of Brainerd (1989-1995); President of Brainerd (1982 to 1987); and Treasurer of Brainerd (1985 to 1986). His term as a Director of the


                        4
Company expires at the annual meeting. Mr. Roe is standing for reelection to the Board of Directors.

                INCUMBENT DIRECTORS--TERMS EXPIRING IN 1998

     DONALD J. WILLIAMSON (63). Mr. Williamson is Chairman of the Board, President, Chief Executive Officer and a Director of the Company, which positions he has held since November 21, 1995. He is also the Founder of The Colonel's and currently serves as Chairman of the Board, Chief Executive Officer, Treasurer, Secretary, and a Director of The Colonel's. In addition, he serves as Chairman of the Board, Secretary, Treasurer and a Director of Brainerd International Raceway. His term as a Director of the Company expires in 1998.

     TED M. GANS (60). Mr. Gans is a Director of the Company. In April 1996, he was appointed to serve on the Audit Committee, the Compensation Committee and the Stock Option Committee of the Company's Board of Directors. Mr. Gans's principal occupation since 1965 has been as the President and Director of Ted M. Gans, P.C., a law firm in Bloomfield Hills, Michigan of which he is the sole owner. Mr. Gans also serves as a Director of Williamson Lincoln Mercury, Inc., Williamson Chrysler Plymouth Dodge, Inc.; Blain Buick-GMC Truck, Inc.; and Williamson Chevrolet-Geo Cadillac, Inc. All four of these companies are 100-percent owned by Patsy
L. Williamson, the wife of Donald J. Williamson. Mr. Gans's term as a Director of the Company expires in 1998.

                INCUMBENT DIRECTORS--TERMS EXPIRING IN 1997

     J. DANIEL FRISINA (47). Mr. Frisina is a Director of the Company, a Director of The Colonel's, and a Director of Brainerd International Raceway. In April 1996, he was appointed to serve on the Audit Committee, the Compensation Committee and the Stock Option Committee of the Company's Board of Directors. Mr. Frisina's principal occupation is Director of Global Development for Cheng Hong Legion Co., Ltd. where he has previously served as a consultant (since 1992). He served as President of The Colonel's from 1989 through 1991. Prior to the Merger, he served as Treasurer and Chief Financial Officer of Brainerd during 1995. His term as a Director of the Company expires in 1997.

     GARY MOORE (46).  Mr. Moore is a Director of the Company and also
serves as a Director of Brainerd International Raceway.    Mr. Moore also
serves as Director of Operations for Brainerd International Raceway and as a sales consultant for The Colonel's. From 1987 until 1996, Mr. Moore's principal occupation was the position of National Sales & Accounts Manager for Tremco Division of B.F. Goodrich. From April through November 1995, Mr. Moore served as Chairman of the Board and Chief Executive Officer of Brainerd. His term as a Director of the Company expires in 1997.




                        5
                       BOARD COMMITTEES AND MEETINGS

     Effective December 31, 1995, Brainerd merged with and into the Company. In February 1995, the Brainerd Board of Directors established three standing committees: the Audit Committee, the Compensation Committee, and the Stock Option Committee, in anticipation of its merger into the Company. Because the merger did not become effective until December 31, 1995, Brainerd did not appoint directors to these committees in 1995. None of the committees met in 1995. In April 1996, the Company's Board of Directors appointed members to these committees, as described below.

     The Audit Committee will review the upcoming audit plan submitted by the independent auditors with respect to the scope of procedures that will be performed and the fee that will be charged. The Audit Committee will also review the results of the independent audit each year, including any associated recommendations on internal controls. It is additionally intended that the Audit Committee will meet periodically with the Company's internal auditor. In April 1996, the Board of Directors appointed J. Daniel Frisina and Ted M. Gans, both of whom are Directors of the Company, to the Audit Committee.

     The Compensation Committee is responsible for establishing the compensation of the executive officers of the Company and its subsidiaries. In April 1996, the Board of Directors appointed J. Daniel Frisina and Ted
M. Gans, both of whom are Directors of the Company, to the Compensation
Committee.

     The Stock Option Committee is responsible for the administration and award of stock options and restricted stock under the Company's stock plans, including the 1995 Long-Term Incentive Plans. In April 1996, the Board of Directors appointed J. Daniel Frisina and Ted M. Gans, both of whom are Directors of the Company, to the Stock Option Committee.

     The Company does not have a standing nominating committee. Brainerd did not have a standing nominating committee.

     The Brainerd Board of Directors met four times in 1995. Each of the Directors of Brainerd attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served).


                         COMPENSATION OF DIRECTORS

COMPENSATION OF DIRECTORS

     No compensation was paid to any Director of the Company or Brainerd (as predecessor of the Company) for services rendered in such capacity


                        6
during the fiscal year ended December 31, 1995. Directors of the Company who are not employees of the Company may be reimbursed for expenses incurred in attending meetings of the Board of Directors. John B. Welch, a Director of Brainerd, received consulting fees of $500 per month until his resignation from the Brainerd Board on February 23, 1995.


                          EXECUTIVE COMPENSATION

     EXECUTIVE OFFICERS. As mentioned above, Mr. Williamson is Chairman of the Board, President, Chief Executive Officer and a Director, and Ms. Alexander is a Director and Treasurer of the Company. The two additional executive officers of the Company are:

     JEFFREY A. CHIMOVITZ (50). Mr. Chimovitz is Vice President, Secretary and General Counsel of the Company. In addition, he serves as Assistant Secretary of The Colonel's, and Assistant Secretary of Brainerd
International Raceway. Mr. Chimovitz became General Counsel of The Colonel's in 1993. From 1990 to 1993, he was a Partner in the law firm of Jaffe, Raitt, Heuer & Weiss.

     RICHARD S. SCHOENFELDT (40). Mr. Schoenfeldt is Vice President-Finance and Chief Financial Officer of the Company. Since 1994, he has served as controller and Chief Financial Officer of The Colonel's. From 1991 through 1994, he was Controller of The Colonel's and from 1987 through 1991 he was Operations Manager of The Colonel's Plastics Division.

COMPENSATION SUMMARY

     The following Summary Compensation Table shows certain information concerning the compensation earned during each of the three fiscal years in the period ended December 30, 1995, of the Chief Executive Officer of the Company during the last completed fiscal year, and the Company's most highly compensated executive officers who served in positions other than Chief Executive Officer at the end of the last completed fiscal year and were compensated in excess of $100,000 for their services as officers of the Company and/or its subsidiaries during the 1995 fiscal year.














                        7

                        SUMMARY COMPENSATION TABLE

                            ANNUAL COMPENSATION
                                                                                           OTHER
NAME AND                                                                                   ANNUAL
PRINCIPAL POSITION                 YEAR             SALARY             BONUS            COMPENSATION
Donald J. Williamson               1995           $520,000<F1>      $      0<F1>         $3,478<F1>
Chairman of the Board,             1994           $526,550<F2>      $200,000<F2>         $3,731<F2>
President, Chief Executive         1993           $438,500<F2>      $      0<F2>         $3,640<F2>
Officer, and Director

Jeffrey A. Chimovitz               1995           $150,000<F3>      $    100<F3>         $4,313<F3>
Vice President, Secretary          1994           $150,000<F4>      $ 25,100<F4>         $5,015<F4>
and General Counsel                1993           $ 89,728<F4>      $      0<F4>         $2,834<F4>

Lisa K. Alexander                  1995           $ 86,000          $      0             $1,672
Treasurer and Director             1994           $104,000<F5>      $ 25,100<F5>         $  595<F5>
                                   1993           $104,000<F5>      $ 19,000<F5>         $    0<F5>

Gary Moore                         1995           $ 53,084<F6>      $    100<F6>         $    0<F6>
President, Chief                   1994           $      0          $      0             $    0
Executive Officer (of              1993           $      0          $      0             $    0
Brainerd), Director
_________________________

<F1> Amounts reported include amounts paid by the Company for Mr.
     Williamson's services as President and Chief Executive Officer as well as by The Colonel's for Mr. Williamson's services as Chairman of the Board, Chief Executive Officer, Treasurer and Secretary and by Brainerd International Raceway for Mr. Williamson's services as Chairman of the Board, Secretary and Treasurer.

<F2> Amounts reported as Mr. Williamson's compensation for the 1994 and
     1993 fiscal years only cover amounts for his services as an executive officer and Director of The Colonel's, then wholly owned by Mr. Williamson and his wife. Mr. Williamson was paid no compensation by Brainerd (as predecessor of the Company) during 1994 or 1993.

<F3> Amounts reported include amounts paid by the Company for Mr.
     Chimovitz's services as Vice President, Secretary and General Counsel, as well as by The Colonel's for Mr. Chimovitz's services as Assistant Secretary, and by Brainerd International Raceway for Mr. Chimovitz's services as Assistant Secretary.

<F4> Amounts reported as Mr. Chimovitz's compensation for the 1994 and 1993 fiscal years only cover amounts for his services as an employee of The


                                       8
     Colonel's. Mr. Chimovitz was paid no compensation by Brainerd (as predecessor of the Company) during 1994 or 1993.

<F5> Amounts reported as Ms. Alexander's compensation for the 1994 and 1993 fiscal years only cover amounts for her services as an executive officer of The Colonel's. Ms. Alexander was paid no compensation by Brainerd (as predecessor of the Company) during 1994 or 1993.

<F6> Prior to the Merger, Mr. Moore was the President and Chief Executive
     Officer of Brainerd.  He presently serves only as a Director of the
     Company.
____________________________

STOCK OPTIONS

     No stock options or stock appreciation rights ("SARs") were awarded by the Company, or by Brainerd (as predecessor of the Company) during the fiscal year ended December 31, 1995. No executive officer of the Company or Brainerd (as predecessor of the Company) exercised any stock option or SAR during the fiscal year ended December 31, 1995. In addition, no executive officer of the Company or Brainerd (as predecessor of the Company) held any unexercised options or SARs as of the end of the 1995 fiscal year.

LONG-TERM INCENTIVE AWARDS

     The Company has established its 1995 Long-Term Incentive Plan (the "LTIP") pursuant to which the Company may award cash and shares of restricted stock to plan participants conditioned upon the achievement of certain corporate performance goals over a three-year performance period. No awards were made under the LTIP during the fiscal year ended December 31, 1995. For a discussion of the LTIP, see below under the heading "Compensation Committee Report on Executive Compensation--Long-Term Incentive Plan."

PENSION PLAN

     The Company does not have a pension plan, a defined benefit plan or an actuarial plan.


EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Company does not have any employment agreements, termination-of-employment agreement, or change-in-control agreements with any executive officer.


                        9
     In 1992, Lisa K. Alexander (at the time Lisa K. Morrow) and The Colonel's entered into a ten-year employment contract by which Ms. Alexander would be paid an annual salary of $104,000, in addition to benefits in conformity with benefits awarded to other executive officers. On February 6, 1996 Ms. Alexander and The Colonel's entered into an agreement terminating Ms. Alexander's employment contract.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's current Directors were elected on November 21, 1995. Although the Brainerd Board of Directors authorized a Compensation Committee in February 1995, no appointments were made to the Compensation Committee in 1995. In April 1996, the Company's Board of Directors appointed J. Daniel Frisina and Ted M. Gans to the Compensation Committee. During 1995, Donald Williamson participated in deliberations of the Board of Directors concerning executive officer compensation.

     INVOLVEMENT OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS IN CERTAIN LEGAL PROCEEDINGS.

     The Company does not believe that any of its Directors, executive officers, promoters, or control persons are involved in legal proceedings within the meaning of Item 401(f) of Securities and Exchange Commission Regulation S-K.

     A stock performance graph showing the yearly change during the past five years in the Company's cumulative shareholder return on its Common Stock compared with that of a broad equity market and a peer group of similar companies is not included in this Proxy Statement because the Company's Common Stock has been listed on the Nasdaq SmallCap Market only since January 2, 1996.


          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In February 1995, the Board of Directors of Brainerd International, Inc. ("Brainerd"), the Company's predecessor, established a Compensation Committee in anticipation of the Merger with the Company. Because the Merger was not effective until December 31, 1995, no persons were appointed to the Compensation Committee during 1995. The Company's Board of Directors appointed J. Daniel Frisina and Ted M. Gans to the Compensation Committee in April 1996. However, because the following report concerns compensation paid in 1995, it is signed by the full Board of Directors of the Company. Future reports will be signed only by the members of the Compensation Committee.

     The basic compensation philosophy of the Company is to provide competitive salaries. The Company's executive compensation policies are designed to achieve two primary objectives:


                       10
     - Attract and retain well-qualified executives who will lead the Company and achieve and inspire superior performance;

     -    Provide incentives for achievement of long-term financial goals.

     Executive compensation consists primarily of two components: base salary and benefits; and amounts paid (if any) under the Company's Long-Term Incentive Plan (the "LTIP"). Each component of compensation is designed to accomplish one or both of the compensation objectives.

     The participation of specific executive officers and other key employees in the Company's LTIP is recommended by the Board's Stock Option Committee, and all recommendations (including the level of participation) are reviewed, modified (to the extent appropriate) and approved by the Board.

BASE SALARY

     To attract and retain well-qualified executives, it is the Committee's policy to establish base salaries at levels and provide benefit packages that are considered to be competitive. Base salaries of executive officers are determined by the Board of Directors on an individual basis. In determining the base salary for an executive officer, the Compensation Committee will recommend to the full Board for approval a base salary for the officer determined by the Compensation Committee taking into consideration factors including: (i) the individual's performance, (ii) the individual's contributions to the Company's success, (iii) the level and scope of the individual's responsibilities, (iv) the individual's tenure with the Company and in his or her position, and (v) pay practices for similar positions by comparable companies.

LONG-TERM INCENTIVE PLAN

     The LTIP will primarily be used to grant stock options. However, the LTIP also permits grants of restricted stock, stock awards, stock appreciation rights and tax benefit rights if determined to be desirable to advance the purposes of the LTIP. These grants and awards are referred to as "Incentive Awards." By combining in a single plan many types of incentives commonly used in long-term incentive compensation programs, the LTIP provides significant flexibility to the Board to tailor specific long-term incentives that would best promote the objectives of the LTIP, and in turn promote the interests of the Company's shareholders.

     Directors, executive officers and other key employees of the Company and its subsidiaries will be eligible to receive Incentive Awards under the LTIP. A maximum of 3,000,000 shares of Common Stock (subject to certain antidilution adjustments) are available for Incentive Awards under the LTIP. Of the 3,000,000 shares authorized for Incentive Awards under the LTIP, only one-half can be awarded as restricted stock.


                       11
     The LTIP will be administered by the Stock Option Committee, which is to be comprised of two nonemployee directors, neither of whom participates or is eligible to participate in any long-term incentive plan of the Company or its subsidiaries, except for nondiscretionary stock option grants based upon a specified formula, and both of whom must be "outside directors" as defined in the rules issued pursuant to Section 162(m) of the Internal Revenue Code. The Stock Option Committee will make determinations, subject to the terms of the LTIP, as to the persons to receive Incentive Awards, the amount of Incentive Awards to be granted to each person, the terms of each grant, and all other determinations necessary or advisable for administration of the LTIP.

     The LTIP was approved by Brainerd shareholders on November 21, 1995 and no awards under the LTIP were made during the fiscal year ended December 31, 1995.

1987 INCENTIVE STOCK OPTION PLAN

     Brainerd adopted an Incentive Stock Option Plan for key employees and Directors of Brainerd (the "Plan") in June of 1987 at its annual meeting of shareholders. The Plan provided for the issuance of common shares as incentive stock options and non-statutory stock options. A total of 50,000 common shares of Brainerd were reserved for issuance under the Plan. The Plan was administered by a Stock Option Committee, appointed by Brainerd's Board of Directors. The Plan was discontinued in December of 1995.

CHIEF EXECUTIVE OFFICER

     On December 31, 1995, Brainerd was merged with and into the Company. On the same date, the merger transaction was completed by which The Colonel's, Inc. became a wholly-owned subsidiary of the Company. From January 1 through April 6, 1995 and from November 21, 1995 through December 31, 1995, Donald J. Williamson served as Chairman of the Board and Chief Executive Officer of Brainerd International, Inc., the predecessor to the Company. Mr. Williamson was paid no compensation in his capacity as Chairman of the Board and Chief Executive Officer of Brainerd. From April 6 through November 21, 1995 Gary Moore served as Chairman of the Board and Chief Executive Officer of Brainerd and was paid no compensation in his capacity as Chairman of the Board and Chief Executive Officer of Brainerd. Until completion of the mergers on December 31, 1995, The Colonel's, Inc. was owned entirely by Donald J. Williamson and his wife Patsy L. Williamson. During 1995, Mr. Williamson was paid $520,000 in salary for his services as Chairman of the Board, Chief Executive Officer, Treasurer and Secretary of The Colonel's, Inc. During 1995, Gary Moore was paid $53,084 plus a bonus in the amount of $100 for his services as a sales consultant to The Colonel's, Inc.

     During 1996, the Compensation Committee intends to base its compensation determinations upon the policies and objectives discussed above.

                       12
     Section 162(m) of the Code provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Company has examined its executive compensation policies in light of Section 162(m) and the regulations adopted by the Internal Revenue Service to implement that section. It is not expected that any portion of the Company's deduction for employee remuneration will be disallowed in 1996 or in future years by reason of actions expected to be taken in 1996.


                                   Respectfully submitted,


                                   Donald J. Williamson
                                   Richard L. Roe
                                   J. Daniel Frisina
                                   Ted M. Gans
                                   Gary Moore
                                   Lisa K. Alexander


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Colonel's is a party to certain transactions with related parties which are summarized below.

     LEASE OF MILAN, MICHIGAN, FACILITY. In June of 1993, The Colonel's began leasing its Milan, Michigan, facility from an affiliated company 620 Platt Road, LLC. Donald J. Williamson and Patsy L. Williamson are the sole members of 620 Platt Road, LLC. The term of the current lease is for three years beginning June 18, 1993 with an option for The Colonel's to renew the lease for an additional three year term. Rent expense to The Colonel's for the Milan facility was $840,000 in 1995, $840,000 in 1994, and $490,000 in
1993.

     THE COLONEL'S FACTORY WAREHOUSE OF ARKANSAS, INC. Donald J. Williamson owns all of the outstanding capital stock of The Colonel's Factory Warehouse of Arkansas, Inc. ("The Colonel's Arkansas"). The Colonel's Arkansas is located in West Memphis, Arkansas, and is primarily engaged in manufacturing chrome plated bumpers for sale as aftermarket replacement parts. The Colonel's engages in certain transactions with The Colonel's Arkansas including sales and purchases of inventory and payment for and reimbursement of payroll expenses of The Colonel's Arkansas. During 1995, sales of inventory by The Colonel's to The Colonel's Arkansas were in the amount of $346,000 and purchases of inventory were in the amount of $744,600.

     At December 31, 1994, The Colonel's held a note receivable from The Colonel's Arkansas in the amount of $2,138,186. In 1995, The Colonel's


                       13
received from The Colonel's Arkansas $425,976 in inventory, $473,477 in other property and equipment, and $1,000,000 in satisfaction of this note.

     BLAIN BUICK-GMC TRUCK, INC. Patsy L. Williamson owns all of the outstanding capital stock of Blain Buick-GMC Truck, Inc. ("Blain Buick"). Blain Buick is an automobile dealership located in Flint, Michigan. The Colonel's engages in certain transactions with Blain Buick, including the purchase of automobiles, parts, and automotive service and the lease of certain property from which rental income is earned. During 1995, purchases of automobiles, parts, and services by The Colonel's from Blain Buick were in the amount of $73,500 and rental income paid by Blain Buick to The Colonel's was in the amount of $11,000. As of December 31, 1995, The Colonel's held a note receivable from Blain Buick in the amount of approximately $490,000. The note bears interest at 1% above the prime rate.

     TRANSACTIONS WITH DIRECTORS. Ted M. Gans is a Director of the Company and practices law with Ted M. Gans, P.C. During the past year, The Colonel's retained Ted M. Gans, P.C. for certain legal services and it is anticipated that the Company may retain Ted M. Gans, P.C. to render certain legal services during the current year. Gary Moore is currently serving as a Director of the Company and Brainerd International Raceway, as Director of Operations for Brainerd International Raceway, and as a sales consultant for The Colonel's. Until 1996, Mr. Moore was a National Sales and Accounts Manager for the Tremco Division of B.F. Goodrich. During 1995, The Colonel's purchased paint from Tremco in the ordinary course of business and it is anticipated that The Colonel's will continue to purchase paint from Tremco during the current year. J. Daniel Frisina is Director of Global Development for Cheng Hong Legion Co., Ltd., which sells among other products, automotive body replacement parts to The Colonel's as well as to other customers in the automotive crash parts industry.

            COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, officers, and persons who own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Directors, officers and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the best of the Company's knowledge, no Director, officer, or beneficial owner of more than 10% of the Company's outstanding shares failed to file on a timely basis any report required by Section 16(a) of the Securities Exchange Act with respect to the year ended December 31, 1995.





                       14
                           SELECTION OF AUDITORS

     Subject to the approval of shareholders, the Board of Directors has reappointed the firm of Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year.

     Deloitte & Touche LLP has audited the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1995. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire to do so and are expected to be available to respond to appropriate questions from shareholders.

     The affirmative vote of the holders of a majority of shares of the Company's Common Stock present in person or by proxy is required to confirm the appointment of auditors. The shares represented by proxies received from the Company's shareholders will be voted FOR the proposal unless a vote against the proposal is specifically indicated in the proxy. For purposes of counting votes on this proposal, abstentions and broker non-votes will effectively be counted as votes against the proposal. The Company has been informed by the holders of 97.5% of the shares entitled to vote that they intend to vote in favor of the proposal.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE REAPPOINTMENT OF DELOITTE & TOUCHE LLP


                           SHAREHOLDER PROPOSALS

     The Company intends to hold its 1997 annual meeting of shareholders on April 22, 1997. The Company anticipates that the mailing date of its proxy statement for the 1997 annual meeting will be March 28, 1997. Therefore, shareholder proposals intended to be presented at the 1997 annual meeting of shareholders must be received by the Company not later than November 28, 1996, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals of shareholders should be made in accordance with Securities and Exchange Commission Rule 14a-8 and should be addressed to the attention of the Secretary of the Company, 620 South Platt Road, Milan, Michigan 48160.


                              By Order of the Board of Directors,


                              /S/ JEFFREY A. CHIMOVITZ
                              Jeffrey A. Chimovitz
                              Vice President, Secretary and General Counsel


May 17, 1996

                       15
[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE       REVOCABLE PROXY
                     THE COLONEL'S INTERNATIONAL, INC.

                      ANNUAL MEETING OF SHAREHOLDERS
                               JUNE 11, 1996

     The undersigned hereby appoint Donald J. Williamson and Jeffrey A. Chimovitz, or any one of them, with full power of substitution, as proxies to vote at the Annual Meeting of Shareholders (including adjournments) of The Colonel's International, Inc. to be convened June 11, 1996, at 10 a.m. at the offices of The Colonel's International, Inc., 620 South Platt Road, Milan, Michigan 48160.

     THIS PROXY IS SOLICITED UPON BEHALF OF THE BOARD OF DIRECTORS.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED UPON THE
RESOLUTIONS LISTED ABOVE IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY THE SHAREHOLDER, BUT IF NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS, AND OTHERWISE ACCORDING TO MANAGEMENT RECOMMENDATIONS.

The proxies are instructed to vote as follows:

                                             With-     For All
                                   For       hold      Except
1.   Election of Directors         [ ]       [ ]         [ ]

                   LISA K. ALEXANDER      RICHARD L. ROE

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below:

                    ___________________________________

                                   For       Against   Abstain
2.   Proposal to approve the       [ ]         [ ]       [ ]
     selection of Deloitte &
     Touche LLP as auditors of
     the Company.

3. In their discretion, upon such matters as may properly come before the meeting.

     This proxy is to be voted for each proposition unless a contrary vote is specified. It may be revoked at any time prior to its exercise in person or by a writing delivered to the Secretary of the Company.

                            PLEASE ACT PROMPTLY



             BE SURE TO COMPLETE, SIGN, AND RETURN THIS PROXY
             WHETHER OR NOT YOU ELECT TO BE PRESENT IN PERSON.
              ALL SIGNATURES MUST APPEAR EXACTLY AS YOUR NAME
                          APPEARS ON THIS PROXY.

                                 THANK YOU

       Please be sure to sign and date this Proxy in the box below.

                                                  Date ____________________

___________________________________________________________________________
Shareholder sign above                       Co-holder (if any) sign above
        When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title as such.

- ---------------------------------------------------------------------------

Detach above card, sign, date, and mail in postage paid envelope provided.

                     THE COLONEL'S INTERNATIONAL, INC.
                    c/o Registrar and Transfer Company
                             10 Commerce Drive
                      Cranford, New Jersey 07016-3572